Exhibit 99.1

Press Release #201222	FOR IMMEDIATE RELEASE	August 7, 2012

High grade gold and silver intercepts within near surface mineralization

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") announces the diamond drilling results from the six holes that were completed by Altar Resources (Altar).

The Mildred Peak gold, silver and copper property is located approximately 65 miles southwest of Tucson, Arizona in a general area of the State known to host porphyry copper deposits and associated epithermal gold mineralization. The diamond drilling was completed on the lands upon which the Company has a Right Of First Refusal with Altar (the “ROFR Lands”) covering 1,260 acres, north and adjacent to Enertopia’s 100%-optioned lands which cover an additional 7,148 acres.

Highlights:

  Multiple high-grade gold and silver intercepts
  Broad zones of gold and silver mineralization
  Mineralized zones open in all directions

“We are excited that the diamond drilling not only confirmed the historic rotary blast (air-track percussion) drilling from the early 1970’s but, importantly, it has allowed us to understand the relationship between rock types, structure, and mineralization down to greater depths which should greatly enhance our knowledge of the property going forward.,” stated Robert McAllister, President.

Below are the drilling results showing the high grade gold and silver intercepts along with the much larger gold and silver mineralized horizon. Note only mineralized zones averaging 0.4g/t gold and higher were used for the larger mineralized intervals below. True geological thickness is not known at this time.

DrillHole#	From–To(ft)	Interval(ft)	Au g/t	Ag g/t	AuEqg/t
MP-12-01	0-48.5	48.5	0.60	10.29	0.77
INC	0-20.8	20.8	0.91	15.74	1.17

DrillHole#	From–To(ft)	Interval (ft)	Au g/t	Ag g/t	AuEqg/t
MP-12-02	27.7–73.0	45.3	1.49	20.54	1.83
INC	27.7–39.5	11.8	2.16	32.09	2.69
INC	33.5–35.0	1.5	9.56	145.30	11.98
INC	55.5–73.0	17.5	2.07	27.07	2.52
INC	55.5–56.5	1.0	9.22	113.20	11.10
MP-12-02	78.3–112.2	33.9	0.76	16.81	1.04
INC	107.8–112.2	4.4	3.15	80.9	4.50

DrillHole#	From–To(ft)	Interval (ft)	Au g/t	Ag g/t	AuEqg/t
MP-12-03	71.7–96.0	24.3	0.59	6.04	0.69

DrillHole#	From–To(ft)	Interval (ft)	Aug/t	Ag g/t	AuEqg/t
MP-12-04	14.0–69.8	55.8	0.52	12.17	0.72
Not including	QuartzVein	0.4	28.36	739.40	40.68
MP-12-04	104.5–186.4	81.9	0.66	13.17	0.88
INC	104.5–112.6	8.1	1.89	28.51	2.36

DrillHole#	From–To(ft)	Interval (ft)	Au g/t	Ag g/t	AuEqg/t
MP-12-05	0–117.1	117.1	0.83	13.22	1.05
INC	27.1–34.5	7.4	1.39	30.97	1.90
INC	112.1–117.1	5.0	3.35	34.5	3.92
MP-12-05	131.1–145.5	14.4	0.81	13.23	1.03

DrillHole#	From–To(ft)	Interval (ft)	Au g/t	Ag g/t	AuEqg/t
MP-12-06	24.0–37.1	13.1	0.55	11.55	0.74
MP-12-06	81.4–94.8	13.4	0.65	14.41	0.89
MP-12-06	106.2–135.5	29.3	0.50	11.26	0.68

The Au Eq g/t conversion is based on a ratio of 60 oz silver to 1oz gold assuming $1,500 gold and $25 silver per oz.

Diamond drilling by Altar Resources on the Lands for which Enertopia has a ROFR has confirmed the presence of gold silver mineralization across three geologic units. These units in the area drilled from surface to depth, are the metaconglomerate, altered diorite and felsite porphyry. The metaconglomerate and altered diorite host the gold and silver intercepts reported above. The felsite porphyry returned anomalous gold and silver results, and all holes had anomalous levels of Copper and Molybdenum.

On the 100% Enertopia optioned lands the highly prospective metaconglomerate continues for ~2,500 feet to the west, south and east. Enertopia is excited about the potential to encounter similar gold, silver mineralization as reported going forward.

The drilling consisted of two east-west fences of three holes each. The southerly fence includes holes 1 thru 3 and is 292 feet long (East-West). The northerly fence includes holes 4 thru 6 and is 380 feet long (East-West). The fences are about 900 feet apart (North-South).

Below are the drill hole co-ordinates using UTM NAD 27 zone 12 and total drilled depth.

Drill Hole	Easting	Northing	Total Depth in feet
MP-12-01	444369	3510585	288.5
MP-12-02	444408	3510567	283.3
MP-12-03	444458	3510595	452.3
MP-12-04	444585	3510844	420.0
MP-12-05	444514	3510848	472.1
MP-12-06	444469	3510874	299.0

QUALITY ASSURANCE - QUALITY CONTROL (“QA/QC”)

Altar Resources (the property Vendor) has provided Enertopia with the assay results from the six drill holes reported in this press release. The insertion of Duplicates and Blanks was completed in all holes. The Vendor’s professional geologists who oversaw the drill program are also co-owners of the Vending company. Altar utilized waste rock from a historic gold mine on the property as check standards for this early drill program. Future drill programs under the supervision of the Company will use Set Standards as is more typical for quality control. The core samples were submitted directly to Inspectorate Labs in Sparks Nevada for preparation and analysis to ISO 17025 standards. Pulps have been sent to Chemex Labs in Reno, NV as part of the QA/QC.

Donald Findlay, MSc. PGeo., a Qualified Person under the meaning of Canadian National Instrument 43-101, is responsible for the technical content of this press release.

About Enertopia

Enertopia’s (www.enertopia.com) shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Company will make all the required payments of cash and/or stock in future years that are required to hold and acquire the Mildred Peak interest. There is no assurance that additional exploration will confirm the currently-understood mineralization nor produce future mineralized exploration results.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.